Columbia Funds Series Trust (non-money market funds)

Columbia Mid Cap Index Fund
Columbia Convertible Securities Fund
Columbia Global Value Fund
Columbia International Value Fund
Columbia Large Cap Core Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Index Fund
Columbia Large Cap Value Fund
Columbia Marsico 21st Century Fund
Columbia Marsico International Opportunities Fund
Columbia Marsico Global Fund (new fund)
Columbia Marsico Focused Equity Fund
Columbia Marsico Growth Fund
Columbia Mid Cap Value Fund
Columbia Multi-Advisor International Equities Fund
Columbia Small Cap Growth Fund II
Columbia Small Cap Index Fund
Columbia Overseas Value Fund
Columbia Small Cap Value Fund II


Item 77E Legal Proceedings:

Columbia Nations Funds
As of October 16, 2008

On February 9, 2005, Banc of America Capital Management, LLC ("BACAP," now known as Columbia Management Advisors, LLC) and BACAP Distributors, LLC ("BACAP Distributors," now known as Columbia Management Distributors, Inc.) entered into an Assurance of Discontinuance with the New York Attorney General (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the United States Securities and Exchange Commission (the "SEC") (the "SEC Order") on matters relating to mutual fund trading. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005 and a copy of the SEC Order is available on the SEC's website.

Under the terms of the SEC Order, BACAP, BACAP Distributors, and their affiliate, Banc of America Securities, LLC ("BAS") agreed, among other things, (1) to pay $250 million in disgorgement and $125 million in civil money penalties; (2) to cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; (3) to undertake various remedial measures to ensure compliance with the federal securities laws related to certain mutual fund trading practices; and (4) to retain an independent consultant to review their applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement also requires, among other things, BACAP and BACAP Distributors, along with Columbia Management Advisors, Inc. (now merged into Columbia Management Advisors, LLC) and Columbia Funds Distributors, Inc. (now merged into Columbia Management Distributors, Inc.), the investment advisor to and distributor of the funds then known as the Columbia Funds, respectively, to reduce the management fees of Columbia Funds, including the Nations Funds that are now known as Columbia Funds, and other mutual funds, collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions. Consistent with the terms of the settlements, the Boards of the Nations Funds now known as Columbia Funds have an independent Chairman, are comprised of at least 75% independent trustees and have engaged an independent consultant with a wide range of compliance and oversight responsibilities.

Pursuant to the procedures set forth in the SEC Order, the $375 million in settlement amounts described above, of which approximately $90 million has been earmarked for seventeen of the Nations Funds that are now known as Columbia Funds and their shareholders, is being distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC on December 27, 2007. Distributions under the distribution plan began in mid-June 2008.

Civil Litigation

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including BACAP and BACAP Distributors (collectively "BAC"), Nations Funds Trust (now known as Columbia Funds Series Trust) and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases. On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. The stipulation has not yet been presented to the court for approval.

Separately, a putative class action - Mehta v AIG SunAmerica Life Assurance Company - involving the pricing of mutual funds was filed in Illinois State Court, subsequently removed to federal court and then transferred to the United States District Court for the District of Maryland for coordinated or consolidated handling in the MDL. AIG SunAmerica Life Assurance Company has made demand upon Nations Separate Account Trust (as successor to Nations Annuity Trust and now known as Columbia Funds Variable Insurance Trust I) and BACAP (as successor to Banc of America Advisors, Inc. and now known as Columbia Management Advisors, LLC) for indemnification pursuant to the terms of a Fund Participation Agreement. On June 1, 2006, the court granted a motion to dismiss this case because it was preempted by the Securities Litigation Uniform Standards Act. That dismissal has been appealed to the United States Court of Appeals for the Fourth Circuit.


N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Large Cap Value Fund

As of February 29, 2008
Name of Person                   Ownership % of Series
PACE                             25.27%



As of August 29, 2008
Name of Person                   Ownership % of Series



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person



N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Large Cap Index Fund

As of February 29, 2008
Name of Person                   Ownership % of Series
PACE                             27.53%



As of August 29, 2008
Name of Person                   Ownership % of Series



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person



N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Marsico Global Fund

As of February 29, 2008
Name of Person                   Ownership % of Series



As of August 29, 2008
Name of Person                   Ownership % of Series
FIM Funding                      83.32%



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person


Item 77D/77Q1(e):

Investment Advisory Agreement, dated September 30, 2005 and
Schedule I, dated April 30, 2008, is attached herewith:


INVESTMENT ADVISORY AGREEMENT
COLUMBIA FUNDS SERIES TRUST

      THIS AGREEMENT is made as of September 30, 2005, by and between COLUMBIA FUNDS SERIES TRUST, a Delaware statutory trust (the "Trust"), and COLUMBIA MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (the "Adviser"), on behalf of those series of the Trust now or hereafter identified on Schedule I (each, a "Fund" and collectively, the "Funds").

      WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

      WHEREAS, the Trust desires that the Adviser manage the investment operations of the Funds and the Adviser desires to manage said operations; and

      WHEREAS, the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (as defined herein) of any party to this Agreement, have approved this arrangement;

       NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

       1.	Appointment of Adviser.  The Trust hereby
appoints the Adviser and the Adviser hereby agrees to manage the investment operations of each Fund subject to the terms of this Agreement and subject to the supervision of the Board. The Trust and the Adviser contemplate that certain duties of the Adviser under this Agreement may be delegated to one or more investment sub-adviser(s) (the "Sub-Adviser(s)") pursuant to separate investment sub-advisory agreement(s) (the "Sub-Advisory Agreement(s)"). The Adviser may, in its discretion, provide services under this Agreement through its own employees or through one or more affiliated companies that are qualified to act as investment advisers under applicable law and are under common control of Bank of America Corporation.

       2.	Services of Adviser.  The Adviser shall perform,
or arrange for the performance of, the management services necessary for the investment operations of each Fund, including but not limited to:

(a)	Managing the investment and reinvestment of all assets,
now or hereafter acquired by each Fund, including determining what securities and other investments are to be purchased or sold for each Fund and executing transactions accordingly;

(b)	Transmitting trades to each Fund's custodian for settlement
in accordance with each Fund's procedures and as may be directed by the Trust;

(c)	Assisting in the preparation of all shareholder
communications, including shareholder reports, and participating in shareholder relations;

(d)	Making recommendations as to the manner in which voting
rights, rights to consent to Fund action and any other rights pertaining to each Fund's portfolio securities shall be exercised;

(e)	Making recommendations to the Board with respect to Fund
investment policies and procedures, and carrying out such investment policies and procedures as are adopted by the Board;

(f)	Supplying reports, evaluations, analyses, statistical data
and information to the Board or to the Funds' officers and other service providers as the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

(g)	Maintaining all required books and records with respect to
the investment decisions and securities transactions for each Fund;

(h)	Furnishing any and all other services, subject to review by
the Board, that the Adviser from time to time determines to be necessary or useful to perform its obligations under this Agreement or as the Board may reasonably request from time to time.

       3.	Responsibilities of Adviser.  In carrying out its
obligations under this Agreement, the Adviser agrees that it will:

(a)	Comply with all applicable law, including but not limited to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder, and the conditions of any order affecting the Trust or a Fund issued thereunder;

(b)	Use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

(c)	Not make loans to any person for the purpose of purchasing or carrying Fund shares;

(d)	Place, or arrange for the placement of, all orders pursuant
to its investment determinations for the Funds either directly with the issuer or with any broker or dealer (including any affiliated broker or dealer). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Adviser;

(e)	Adhere to the investment objective, strategies and policies
and procedures of the Trust adopted on behalf of each Fund; and

(f)	Maintain a policy and practice of conducting its investment
advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Fund, the Adviser's investment advisory personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for the Fund's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Fund.

       4.	Confidentiality of Information.  Each party agrees
that it will treat confidentially all information provided by the other party regarding such other party's business and operations, including without limitation the investment activities or holdings of a Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

       5.	Delegation of Duties.   Subject to the approval of
the Board and, if required, the shareholders of the Funds, the Adviser may delegate to one or more Sub-Adviser(s) any or all of its duties hereunder, provided that the Adviser shall continue to supervise and monitor the performance of the duties delegated to the Sub-Adviser(s) and any such delegation shall not relieve the Adviser of its duties
and obligations under this Agreement.   The Adviser shall be solely
responsible for compensating the Sub-Adviser(s) for performing any of the duties delegated to them. The Adviser may request that the Trust pay directly to the Sub-Adviser(s) the portion of the Adviser's compensation that the Adviser is obligated to pay to the Sub-Adviser(s). If the Trust agrees to such request, it will pay such portion to the Sub-Adviser(s) on behalf of the Adviser, thereby reducing the compensation paid to the Adviser by the amount paid directly to the Sub-Adviser(s). However, such an arrangement will not relieve the Adviser of its responsibility for compensating the Sub-Adviser(s). In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement through its own employees or through one or more affiliated companies that are qualified to act as investment advisers under applicable law and are under common control of Bank of America Corporation or through other Sub-Adviser(s) as approved by the Trust in accordance with applicable law.

       6.	Services Not Exclusive.  The services furnished
by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its provision of services under this Agreement is not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's partners, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

       7.	Delivery of Documents.  The Trust has furnished
the Adviser with copies, properly certified or authenticated, of each of the following:

(a)	the Trust's Certificate of Trust, as filed with the
Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time to time amended, is herein called the "Declaration of Trust");

(b)	the most recent prospectus(es) and statement(s) of
additional information relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

(c)	any and all applicable policies and procedures approved
by the Board.

       The Trust will promptly furnish the Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

       8.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

       9.	Expenses of the Funds.  Except to the extent
expressly assumed by the Adviser and except to any extent required by law to be paid or reimbursed by the Adviser, the Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Funds. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other service providers' fees and expenses, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders and interest payments and other fees or charges associated with any credit facilities established by or on behalf of the Funds.

       10.	Compensation.  Except as otherwise provided herein,
for the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser and the Adviser will accept as full compensation therefor a fee determined in accordance with Schedule I attached hereto; provided, however, that the compensation paid to the Adviser shall be reduced by any amount paid by the Trust directly to the Sub-Advisor(s) pursuant to
Section 5 of this Agreement. In addition, the Adviser or its affiliated persons may receive compensation or reimbursement of recordkeeping, bookkeeping, accounting, administrative and transactional fees or charges incurred in connection with any credit facilities established by or on behalf of the Funds. The fees or charges attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund. The Trust and the Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Funds for such period or periods they deem advisable.

       11.	Liability of Adviser.  The Adviser shall not be
liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or any of its officers, directors, employees or agents, in the performance of their duties under this Agreement, or from reckless disregard by it of obligations and duties under this Agreement.

       12.	Term and Approval.  This Agreement will become
effective as of the date set forth herein above, and shall continue
in effect until the second anniversary of its effective date.   This
Agreement will become effective with respect to each additional Fund as of the date set forth on Schedule I when each such Fund is added thereto. The Agreement shall continue in effect for a Fund after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Fund at least annually:

(a)	(i)	by the Board or (ii) by the vote of "a majority of the
outstanding voting securities" of the Fund (as defined in Section
2(a)(42) of the 1940 Act); and

(b)	by the affirmative vote of a majority of the Trustees of the
Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

       13.	Termination.  This Agreement may be terminated without
payment of any penalty at any time by:

(a)	the Trust with respect to a Fund, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, upon sixty
(60) days' written notice to the Adviser; or

(b)	the Adviser with respect to a Fund, upon sixty (60) days' written notice to the Trust.

       Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of
Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.

       14.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

       15.	Notices.  Any notices under this Agreement shall be in
writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be One Financial Center, Boston, Massachusetts, 02111-2621, Attention: Secretary, and that of the Adviser shall be One Financial Center, Boston, Massachusetts, 02111-2621, Attention: President.

       16.	Release.  The names "Columbia Funds Series Trust" and
"Trustees of Columbia Funds Series Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

       17.	Miscellaneous.   This Agreement contains the entire
understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

       18.	Governing Law.  This Agreement shall be governed by, and
construed in accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

       19.	Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original.


	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

	                     COLUMBIA FUNDS SERIES TRUST
	                     on behalf of the Funds

	                     By: /s/ Christopher L. Wilson
	                         Christopher L. Wilson
	                         President


	                     COLUMBIA MANAGEMENT ADVISORS, LLC

	                    By: /s/ Roger Sayler
	                        Roger Sayler
	                        Executive Vice President



                            SCHEDULE I

       The Trust shall pay the Adviser, as full compensation for services provided and expenses assumed hereunder, an advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:


Fund                        Rate of                   Effective
                          Compensation                   Date

Columbia Asset Allocation Fund II 0.60%                  06/08/01
                                                       amended rate
                                                         01/01/04

Columbia California Intermediate
Municipal Bond Fund
                     * 0.40% up to $500 million          08/14/02
                     * 0.35% in excess of $500         amended rate
                       million and up to $1 billion      12/01/04
                     * 0.32% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.29% in excess of $1.5
                       billion and up to $3 billion
                     * 0.28% in excess of $3 billion
                       and up to $6 billion
                     * 0.27% in excess of $6 billion

Columbia Convertible Securities Fund
                     * 0.65% up to $500 million          05/10/02
                     * 0.60% in excess of $500 million amended rate
                       and up to $1 billion              12/01/04
                     * 0.55% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.50% in excess of $1.5 billion

Columbia Georgia Intermediate Municipal
Bond Fund
                     * 0.40% up to $500 million          05/10/02
                     * 0.35% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.32% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.29% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.28% in excess of $3 billion
                       and up to $6 billion
                     * 0.27% in excess of $6 billion

Columbia Global Value Fund
                     * 0.90% up to $500 million          04/09/01
                     * 0.85% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.80% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.75% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.73% in excess of $3 billion
                       and up to $6 billion
                     * 0.71% in excess of $6 billion

Columbia High Income Fund
                     * 0.55% up to $500 million          2/28/08 1
                     * 0.52% in excess of $500 million
                       and up to $1 billion
                     * 0.49% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.46% in excess of $1.5 billion

Columbia Large Cap Core Fund
                     * 0.60% up to $500 million          2/28/08 2
                     * 0.55% in excess of $500 million
                       and up to $1 billion
                     * 0.50% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.45% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.43% in excess of $3 billion
                       and up to $6 billion
                     * 0.41% in excess of $6 billion

Columbia Large Cap Enhanced Core Fund
                     * 0.35% up to $500 million          05/10/02
                     * 0.30% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.25% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.20% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.18% in excess of $3 billion
                       and up to $6 billion
                     * 0.16% in excess of $6 billion

Columbia Large Cap Index Fund      0.10%                 05/10/02
                                                        amended rate
                                                         11/01/03
Columbia Large Cap Value Fund
                     * 0.60% up to $500 million          05/17/02
                     * 0.55% in excess of $500 million  amended rate
                       and up to $1 billion              07/01/07
                     * 0.43% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.43% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.43% in excess of $3 billion
                       and up to $6 billion
                     * 0.41% in excess of $6 billion

Columbia LifeGoal Balanced Growth
Portfolio                          0.25%                 06/08/01

Columbia LifeGoal Growth Portfolio 0.25%                 06/08/01

Columbia LifeGoal Income and Growth
Portfolio                          0.25%                 06/08/01

Columbia LifeGoal Income Portfolio
                     * 0.00% for assets invested         09/02/03
                       in other Underlying Funds and
                       0.50% for all other assets

Columbia Marsico Global Fund       0.80%                 04/30/08

Columbia Marsico 21st Century Fund
                     * 0.75% up to $500 million          04/07/00
                     * 0.70% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.65% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.60% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.58% in excess of $3 billion
                       and up to $6 billion
                     * 0.56% in excess of $6 billion

Columbia Marsico International
Opportunities Fund                 0.80%                 08/01/00

Columbia Maryland Intermediate Municipal
Bond Fund
                     * 0.40% up to $500 million          05/10/02
                     * 0.35% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.32% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.29% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.28% in excess of $3 billion
                       and up to $6 billion
                     * 0.27% in excess of $6 billion

Columbia Masters Global Equity Portfolio  0.00%          02/15/06

Columbia Masters Heritage Portfolio       0.00%          02/15/06

Columbia Masters International Equity
Portfolio                                 0.00%          02/15/06

Columbia Mid Cap Index Fund               0.10%          03/30/00
                                                       amended rate
                                                         11/01/03
Columbia Mid Cap Value Fund
                     * 0.65% up to $500 million          11/19/01
                     * 0.60% in excess of $500 million amended rate
                       and up to $1 billion              12/01/04
                     * 0.55% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.50% in excess of $1.5 billion

Columbia North Carolina Intermediate
Municipal Bond Fund
                     * 0.40% up to $500 million          05/10/02
                     * 0.35% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.32% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.29% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.28% in excess of $3 billion and
                       up to $6 billion
                     * 0.27% in excess of $6 billion

Columbia Overseas Value Fund              0.82%          3/31/08

Columbia Short Term Bond Fund             0.30%          05/10/02

Columbia Short Term Municipal Bond Fund
                     * 0.30% up to $500 million          05/10/02
                     * 0.25% in excess of $500 million  amended rate
                                                         12/01/04
Columbia Small Cap Growth Fund II
                     * 0.70% up to $500 million          02/28/08 3
                     * 0.65% up to $1 billion
                     * 0.60% in excess of $1 billion

Columbia Small Cap Index Fund             0.10%          05/10/02
                                                        amended rate
                                                         11/01/03
Columbia Small Cap Value Fund II
                     * 0.70% up to $500 million          04/30/02
                     * 0.65% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.60% in excess of $1 billion

Columbia South Carolina Intermediate
Municipal Bond Fund
                     * 0.40% up to $500 million          05/10/02
                     * 0.35% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.32% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.29% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.28% in excess of $3 billion and
                       up to $6 billion
                     * 0.27% in excess of $6 billion

Columbia Total Return Bond Fund
                     * 0.40% up to $500 million          05/10/02
                     * 0.35% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.32% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.29% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.28% in excess of $3 billion and
                       up to $6 billion
                     * 0.27% in excess of $6 billion

Columbia Virginia Intermediate Municipal
Bond Fund
                     * 0.40% up to $500 million          05/10/02
                     * 0.35% in excess of $500 million  amended rate
                       and up to $1 billion              12/01/04
                     * 0.32% in excess of $1 billion
                       and up to $1.5 billion
                     * 0.29% in excess of $1.5 billion
                       and up to $3 billion
                     * 0.28% in excess of $3 billion
                       and up to $6 billion
                     * 0.27% in excess of $6 billion


1 Columbia High Income Fund (the "Fund") converted from a feeder fund in a master/feeder structure to a stand-alone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia High Income Master Portfolio, was effective 02/14/00 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.

2 Columbia Large Cap Core Fund (the "Fund") converted from a feeder fund in a master/feeder structure to a stand-alone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia Large Cap Core Master Portfolio, was effective 05/10/02 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.

3 Columbia Small Cap Growth Fund II (the "Fund") converted from a feeder fund in a master/feeder structure to a stand-alone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia Small Cap Growth Master Portfolio, was effective 08/01/03 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.



(Remainder of Page Intentionally Left Blank.)



                                        Rate of Compensation
                            $0 to $125  Next $50     Next $50   Over $225
                Effective   billion of  billion of  billion of  billion of
   Fund            Date       Assets*     Assets*     Assets*     Assets*

Columbia California Tax-Exempt Reserves
                 05/10/02
               amended rate
                 01/01/08

Columbia Cash Reserves
                 05/10/02
               amended rate
                 01/01/08

Columbia Connecticut Municipal Reserves
                 11/18/05
               amended rate
                 01/01/08

Columbia Government Reserves
                 05/10/02
               amended rate
                 01/01/08

Columbia Massachusetts Municipal Reserves
                 11/18/05
               amended rate
                 01/01/08     0.15%       0.15%       0.13%       0.08%

Columbia Money Market Reserves
                 05/10/02
               amended rate
                 01/01/08

Columbia Municipal Reserves
                 05/10/02
               amended rate
                 01/01/08

Columbia New York Tax-Exempt Reserves
                 02/15/02
               amended rate
                 01/01/08

Columbia Tax-Exempt Reserves
                 05/10/02
               amended rate
                 01/01/08

Columbia Treasury Reserves
                 05/10/02
               amended rate
                 01/01/08

Columbia Government Plus Reserves
                 11/18/05
               amended rate   0.18%       0.18%       0.13%       0.08%
                 01/01/08

* For purposes of determining the breakpoint level, "Assets" are the sum of the assets of Columbia California Tax-Exempt Reserves, Columbia Cash Reserves, Columbia Connecticut Municipal Reserves, Columbia Government Reserves, Columbia Massachusetts Municipal Reserves, Columbia Money Market Reserves, Columbia Municipal Reserves, Columbia New York Tax-Exempt Reserves, Columbia Tax-Exempt Reserves, Columbia Treasury Reserves and Columbia Government Plus Reserves and Money Fund, a series of Excelsior Funds, Inc.

Effective as of the 30th day of April, 2008.

	                  COLUMBIA FUNDS SERIES TRUST
	                  on behalf of the Funds listed above

	                  By:  /s/ J. Kevin Connaughton
                          Name:	 J. Kevin Connaughton
                          Title: Senior Vice President,
                                 Chief Financial Officer
                                 and Treasurer


	                  COLUMBIA MANAGEMENT ADVISORS, LLC

	                  By: /s/ Christopher L. Wilson
                          Name:	 Christopher L. Wilson
                          Title: Managing Director


Item 77D/77Q1(e):

Investment Sub-Advisory Agreement, dated December 14, 2007, and Schedule I, dated April 30, 2008, on behalf of Columbia
Marsico International Opportunities Fund, Columbia Marsico
21st Century Fund, Columbia Marsico Focused Equity Fund,
Columbia Marsico Global Fund and Columbia Multi-Advisor
International Equity Fund is attached herewith:


                     INVESTMENT SUB-ADVISORY AGREEMENT
                      COLUMBIA FUNDS SERIES TRUST


       THIS AGREEMENT is made as of December 14, 2007, by and among COLUMBIA MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (the "Adviser"), MARSICO CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the "Sub-Adviser"), and, COLUMBIA FUNDS SERIES TRUST, a Delaware statutory trust (the "Trust"), on behalf of those series of the Trust now or hereafter identified on Schedule I (each, a "Fund" and collectively, the "Funds").

       WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company
Act of 1940, as amended (the "1940 Act");

       WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

       WHEREAS, the Sub-Adviser is also registered with the Commission as an investment adviser under the Advisers Act;

       WHEREAS, the Adviser and the Trust have entered into an investment advisory agreement (the
"Investment Advisory Agreement"), pursuant to which the Adviser manages the investment operations of each Fund and may delegate certain duties of the Adviser to one or more investment sub-adviser(s);

       WHEREAS, the Adviser, with the approval of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (defined herein) of any party to this Agreement, desires to delegate to the Sub-Adviser the duty to manage the portfolio investments of the Funds; and

       WHEREAS, this Agreement supersedes a prior investment sub-advisory agreement among the parties, dated September 30, 2006, that has been terminated as a result of its assignment in connection with a change of control of the Sub-Adviser;

       NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

       20.	Appointment of Sub-Adviser.  The Adviser hereby
appoints the Sub-Adviser and the Sub-Adviser hereby agrees to manage the portfolio investments of each Fund subject to the terms of this Agreement and subject to the supervision of the Adviser and the Board.

       21.	Services of Sub-Adviser.  The Sub-Adviser shall
perform all services necessary for the management of the portfolio investments of each Fund, including but not limited to:

(a)	Managing the investment and reinvestment of all assets, now
or hereafter acquired by each Fund, including determining what securities and other investments are to be purchased or sold for each Fund and executing transactions accordingly;

(b)	Transmitting trades to each Fund's custodian for settlement
in accordance with each Fund's procedures and as may be directed by the Trust;

(c)	Assisting in the preparation of all shareholder
communications, including shareholder reports, and participating in shareholder relations;

(d)	Making recommendations, or making determinations under
authority delegated by the Adviser or the Trust, as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to each Fund's portfolio securities shall be exercised; provided, however, that the Sub-Adviser shall be given reasonable prior notice should the Adviser or the Trust determine to direct the Sub-Adviser in its exercise of such rights;

(e)	Making recommendations to the Adviser and the Board with
respect to Fund investment policies and procedures, and carrying out such investment policies and procedures as are approved by the Board or by the Adviser under authority delegated by the Board to the Adviser;

(f)	Supplying reports, evaluations, analyses, statistical
data and information within its possession or control to the Adviser, the Board or to the Funds' officers and other service providers as the Adviser or the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

(g)	Maintaining all required books and records with respect
to the investment decisions and securities transactions for each Fund;

(h)	Furnishing any and all other services, subject to review
by the Board, that the Adviser from time to time reasonably determines to be necessary to perform its obligations under the Investment Advisory Agreement or as the Board may reasonably request from time-to-time.

       22.	Responsibilities of Sub-Adviser.  In carrying out
its obligations under this Agreement, the Sub-Adviser agrees that it will:

(a)	Comply with all applicable law, including but not limited
to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder and the conditions of any order affecting the Trust or a Fund issued thereunder;

(b)	Use the same skill and care in providing such services as
it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

(c)	The Sub-Adviser acknowledges that the Funds may engage in
transactions with certain investment sub-advisers in the Columbia Funds Family (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other investment sub-adviser of a Columbia Fund in the Columbia Funds Family concerning transactions for a Fund in securities or other investments, other than for purposes of complying with the conditions of Rule 12d3-1(a) and (b). With respect to a Fund with one or more investment sub-advisers in addition to the Sub-Adviser, the Sub-Adviser shall be limited to providing investment advice only with respect to the portion of the Fund's assets as the Adviser may determine from time to time, and shall not consult with any other investment sub-adviser to the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning transactions for the Fund in securities or other investments.

(d)	Not make loans to any person for the purpose of
purchasing or carrying Fund interests;

(e)	Place, or arrange for the placement of, all orders
pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer (including any affiliated broker or dealer). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Sub-Adviser; and

(f)	Adhere to the investment objective, strategies, policies
and procedures of the Trust adopted on behalf of each Fund.

       4.	Confidentiality of Information.  Each party agrees
that it will treat confidentially all information provided by another party regarding such other party's business and operations, including without limitation the investment activities or holdings of a Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

       5.	Services Not Exclusive. The services furnished by
the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its provision of services under this Agreement is not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

       6.	Delivery of Documents.  The Trust will provide the
Sub-Adviser with copies, properly certified or authenticated, of each of the following:

(a)	the Trust's Certificate of Trust, as filed with the
Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time-to-time amended, is herein called the "Declaration of Trust");

(b)	the Trust's Bylaws, if any;

(c)	the most recent prospectus(es) and statement(s) of
additional information relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

(d)	any and all applicable policies and procedures approved
by the Board.

       The Trust will promptly furnish the Sub-Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

       7.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust or the Adviser any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

       8.	Expenses of the Funds.  Except to the extent
expressly assumed by the Sub-Adviser and except to any extent required by law to be paid or reimbursed by the Sub-Adviser, the Sub-Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Funds. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other Fund service providers' fees and expenses, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings and the cost of preparing and distributing reports and notices to shareholders. The Sub-Adviser shall pay all other expenses incurred by it in connection with its services under this Agreement.

       9.	Compensation.  Except as otherwise provided herein,
for the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee determined in accordance with Schedule I attached hereto. It is understood that the Adviser shall be solely responsible for compensating the Sub-Adviser for performing any of the duties delegated to the Sub-Adviser and the Sub-Adviser agrees that it shall have no claim against the Trust or any Fund with respect to compensation under this Agreement.

       10.	Liability of Sub-Adviser.  The Sub-Adviser shall not
be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or any of its officers, directors, employees or agents, in connection with the performance of their duties under this Agreement, from reckless disregard by it or its officers, directors, employees or agents of any of their obligations and duties under this Agreement or from any violations of securities laws, rules, regulations, statutes and codes, whether federal or state, by the Sub-Adviser or any of its officers, directors, employees or agents.

       11.	Term and Approval.  This Agreement will become
effective as of the date set forth herein above, and shall continue
in effect until the second anniversary of its effective date.   This
Agreement will become effective with respect to each additional Fund as of the date set forth on Schedule I when each such Fund is added thereto. The Agreement shall continue in effect for a Fund after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Fund at least annually:

(a)(i)	by the Board or (ii) by the vote of "a majority of the
outstanding voting securities" of the Fund (as defined in Section
2(a)(42) of the 1940 Act); and

(b)	by the affirmative vote of a majority of the Trustees of the
Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

       12.	Termination.  This Agreement may be terminated without
payment of any penalty at any time by:

(a)	the Trust with respect to a Fund, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, upon sixty
(60) days' written notice to the other parties to this Agreement; or
(b)	the Adviser or the Sub-Adviser with respect to a Fund, upon
sixty (60) days' written notice to the other parties to this Agreement.

       Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.

       13.	Code of Ethics.  The Sub-Adviser represents that it
has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser or the Trust with a copy of such code, any amendments or supplements thereto and its policies and/or procedures implemented to ensure compliance therewith.

       14.	Insurance.  The Sub-Adviser shall maintain for the
term of this Agreement and provide evidence thereof to the Trust or the Adviser a blanket bond and professional liability (error and omissions) insurance in an amount reasonably acceptable to Adviser.

       15.	Representations and Warranties.  Each party to this
Agreement represents and warrants that the execution, delivery and performance of its obligations under this Agreement are within its powers, have been duly authorized by all necessary actions and that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms. The Sub-Adviser further represents and warrants that it is duly registered as an investment adviser under the Advisers Act.

       16.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

       17.	Notices.  Any notices under this Agreement shall be
in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be One Financial Center, Boston, Massachusetts, 02111, Attention:
Secretary, that of the Adviser shall be One Financial Center, Boston, Massachusetts, 02111, Attention: President, and that of the Sub-Adviser shall be 1200 17th Street, Suite 1600, Denver, Colorado 80202, Attention: General Counsel. The Sub-Adviser agrees to promptly notify the Adviser and the Trust in writing of the occurrence of any event which could have a material impact on the performance of its duties under this Agreement, including but not limited to (i) the occurrence of any event which could disqualify the Sub-Adviser from serving as an investment adviser pursuant to Section 9 of the 1940 Act; (ii) any material change in the Sub-Adviser's business activities; (iii) any event that would constitute a change in control of the Sub-Adviser; (iv) any change in the portfolio manager of a Fund; (v) the existence of any pending or threatened audit, investigation, examination, complaint or other inquiry (other than routine audits or regulatory examinations or inspections) relating to any Fund; and (vi) any material violation of the Sub-Adviser's code of ethics.

       18.	Release.  The names "Columbia Funds Series Trust" and
"Trustees of Columbia Funds Series Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

       19.	Miscellaneous.  This Agreement contains the entire
understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

       20.	Governing Law.  This Agreement shall be governed by,
and construed in accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

       21.	Counterparts.  This Agreement may be executed in
any number of counterparts, each of which shall be deemed an original.

       22.	Use of the Name "Marsico".  Sub-Adviser hereby
consents to and grants a non-exclusive license for the use by the Trust to the phrase "Marsico Capital", the identifying word "Marsico" in the name of the Funds and any logo or symbol authorized by the Sub-Adviser. Such consent is conditioned upon the Trust's employment of Sub-Adviser or its affiliates as sub-investment adviser to the Funds. Sub-Adviser may from time to time use the phrase "Marsico Capital" or the identifying word "Marsico" or logos or symbols used by Sub-Adviser in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. Sub-Adviser may require the Trust to cease using the phrase "Marsico Capital" or the identifying word "Marsico" in the name of the Funds or any logo or symbol authorized by Sub-Adviser if the Trust ceases to employ Sub-Adviser or an affiliate thereof as sub-investment adviser.

       23.	Use of the Name "Columbia Funds".  The Sub-Adviser
agrees that it will not use the name "Columbia Funds", any derivative thereof, or the name of the Adviser, the Trust or any Fund except in accordance with such policies and procedures as may be mutually agreed to in writing. The parties hereto agree that the Sub-Adviser shall be permitted to include in its promotional or marketing literature statements to the effect that it manages the portfolio investments of any Columbia Fund(s) with respect to which it serves as investment sub-adviser.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

	                        COLUMBIA FUNDS SERIES TRUST
	                        on behalf of the Funds

	                        By:   /s/ J. Kevin Connaughton
			                  J. Kevin Connaughton
			                  Senior Vice President,
                                          Treasurer and Chief
		                          Financial Officer


	                       COLUMBIA MANAGEMENT ADVISORS, LLC

	                        By:  /s/ Christopher L. Wilson
	    		                 Christopher L. Wilson
			                 Managing Director


	                       MARSICO CAPITAL MANAGEMENT, LLC

	                       By:  /s/ Christopher J. Marsico
			                Christopher J. Marsico
      			                President


                                 SCHEDULE I

                       Specified International Funds

	The Adviser shall pay the Sub-Adviser, as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund set forth in the below table, computed daily and payable monthly at the annual rates listed below as a percentage of the aggregate average daily net assets of Columbia international equity funds or portions thereof sub-advised by the Sub-Adviser ("International Funds")*:

Fund                           Rate of                     Effective
                             Compensation                    Date

Columbia Marsico International
Opportunities Fund
                     * 0.45% on aggregate assets of the  January 1, 2008
                       International Funds up to $6
                       billion
                     * 0.40% on aggregate assets of the
                       International Funds between $6
                       billion and $10 billion
                     * 0.35% on aggregate assets of the
                       International Funds above $10
                       billion

Columbia Multi-Advisor
International Equity Fund
                     * 0.45% on aggregate assets of the   January 1, 2008
                       International Funds up to $6
                       billion
                     * 0.40% on aggregate assets of the
                       International Funds between $6
                       billion and $10 billion
                     * 0.35% on aggregate assets of the
                       International Funds above $10
                       billion

* For purposes of this fee calculation, the assets sub-advised by the Sub-Adviser in the following Columbia Funds will be aggregated:
(i) Columbia Marsico International Opportunities Fund; (ii) Columbia Multi-Advisor International Equity Fund; (iii) Columbia Marsico International Opportunities Fund, Variable Series; and (iv) any future Columbia international equity fund sub-advised by the Sub-Adviser which the Adviser and the Sub-Adviser mutually agree in writing.


                      Specified U.S. Funds

       The Adviser shall pay the Sub-Adviser, as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund set forth in the below table, computed daily and payable monthly at the annual rates listed below as a percentage of the aggregate average daily net assets of Columbia U.S. equity funds or portions thereof sub-advised by the Sub-Adviser ("U.S. Funds")**:


Fund                           Rate of                     Effective
                             Compensation                    Date

Columbia Marsico 21st Century
Fund                 * 0.45% on aggregate assets of the  January 1, 2008
                       U.S. Funds up to $18 billion
                     * 0.40% on aggregate assets of the
                       U.S. Funds between $18 billion
                       and $21 billion
                     * 0.35% on aggregate assets of the
                       U.S. Funds above $21 billion


Columbia Marsico Focused
Equities Fund        * 0.45% on aggregate assets of the  February 28, 2008
                       U.S. Funds up to $18 billion
                     * 0.40% on aggregate assets of the  (Adopted from the
                       U.S. Funds between $18 billion    Columbia Funds
                       and $21 billion                   Master Investment
                     * 0.35% on aggregate assets of the  Trust, LLC Sub-
                       U.S. Funds above $21 billion      Advisory
                                                         Agreement,

	** For purposes of this fee calculation, the assets sub-advised by the Sub-Adviser in the following Columbia Funds will be aggregated:
(i) Columbia Marsico 21st Century Fund; (ii) Columbia Marsico Focused Equities Fund; (iii) Columbia Marsico 21st Century Fund, Variable Series; (iv) Columbia Marsico Growth Fund, Variable Series; (v) Columbia Marsico Focused Equities Fund, Variable Series; (vi) Columbia Marsico Growth Master Portfolio; and (vii) any future Columbia U.S. equity fund sub-advised by the Sub-Adviser which the Adviser and the Sub-Adviser mutually agree in writing.


                          Other Funds

       The Adviser shall pay the Sub-Adviser, as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund set forth in the below table, computed daily and payable monthly at the annual rates listed below as a percentage of the aggregate average daily net assets of each such Fund:


Fund                           Rate of                     Effective
                             Compensation                    Date

Columbia Marsico Global Fund * 0.45% on aggregate assets  April 30, 2008 of the Fund up to $1.5
                               billion
                             * 0.40% on aggregate assets
                               of the Fund between $1.5
                               billion and $3 billion
                             * 0.35% on aggregate assets
                               of the Fund above $3 billion


Current as of the 30th day of April, 2008.

	                    COLUMBIA FUNDS SERIES TRUST
	                    on behalf of the Funds

	                    By:  /s/ J. Kevin Connaughton
                                 J. Kevin Connaughton
		                 Senior Vice President, Treasurer
                                 and Chief Financial Officer


	                    COLUMBIA MANAGEMENT ADVISORS, LLC

	                    By:  /s/ Christopher L. Wilson
			         Christopher L. Wilson
			         Managing Director


	                    MARSICO CAPITAL MANAGEMENT, LLC

	                    By: /s/ Christopher J. Marsico
			        Christopher J. Marsico
      			        President